EXHIBIT 32

ORTHOMETRIX, INC.
FORM 10-KSB DECEMBER 31, 2006

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Orthometrix, Inc., (the ‘‘Company’’), on Form 10-KSB for the annual period ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 4, 2007	/s/ Reynald G. Bonmati
Reynald G. Bonmati Chief Executive Officer
Date: June 4, 2007	/s/ Neil H. Koenig
Neil H. Koenig Chief Financial Officer